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                             DEFERRED COMPENSATION
                                      AND
                       PHANTOM STOCK PURCHASE AGREEMENT


     Deferred Compensation and Phantom Stock Purchase Agreement dated ___________________, between Southeastern Michigan Gas Enterprises, Inc. (the "Company") and __________________________ (the "Director"), who agree as follows:

     1. ELECTION OF AMOUNT OF DEFERRED COMPENSATION. The Company and the Director agree to irrevocably defer payment of 100% of the annual compensation (being the monthly retainer and Board and Committee meeting fees), which would otherwise be payable to the Director in calendar year _____. The amounts so deferred are hereinafter referred to as "Deferred Compensation."

          This Agreement must be signed by the Director, and a copy delivered to the Secretary of the Company, prior to January 1 of the year for which it is applicable. Provided, however, in the case of a new Director, such signing and delivery must occur prior to the date within 30 days after eligibility (i.e. becoming a Director) and must relate only to services performed by the Director in his (her) capacity as such after such election.

     2.   DEFERRED COMPENSATION ACCOUNT.

          (a) The Company shall establish a bookkeeping account (the "Account") to evidence the Company's liability to the Director under this Agreement. The Account shall be credited with an amount equal to the Deferred Compensation otherwise payable.

          (b) If the Director checks the appropriate box below, interest on the Account shall accrue and be credited to the Account at the end of the calendar year or such shorter period if the Payment Period begins on a date other than January 1 pursuant to 3(b) below in an amount equal to the Average Balance times the Average Prime Rate where:

               (i) "Average Balance" equals the sum of the Account balances on each day during the operative period, divided by the number of days in the operative period; and

               (ii) "Average Prime Rate" equals the sum of the rates announced by Michigan National Bank as its prime rate each day during the operative period, divided by the number of such days.

          (c) If the Director checks the appropriate box below, he (she) will be deemed to have waived interest as described in subparagraph (b) above. In lieu of such interest, all Deferred Compensation credited to such account will be used to purchase phantom shares of Company common stock at the price, at the time and otherwise in the manner actual shares of common stock would be

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purchased if such Deferred Compensation were invested in the Company's Dividend
Reinvestment and Common Stock Purchase Plan ("DRIP") at the earliest DRIP investment date after the amount is credited to the Account. The Account will be credited with further phantom shares at the time and otherwise in the manner that an equal number of actual shares would be credited to a DRIP account for which dividends are reinvested.

               _____     (i)  I elect to have my Account invested in phantom
                              stock.

               _____     (ii) I elect to have interest paid on my Account at
                              the Average Prime Rate as described above.

          On or before March 31 of each year, the Company will notify the director in writing of the value of his Account as of the preceding December 31.

          (d) The Company is not required to earmark any assets for payment of, or make any investment with respect to, the Account. Any assets allocated to pay the Account will at all times remain the unrestricted assets of the Company, subject to the claims of its general creditors, and will at all times be available for the Company's use for whatever purpose it desires. The Company shall have, in general, the power to do and perform any and all acts with respect to any such assets in the same manner and to the same extent as an individual might or could do with respect to his own property. Without limiting the generality of the foregoing, the Company may invest in any and all types of property, whether real or personal, without regard to its location, including stock, securities, and property of the Company and any business entity controlling, controlled by or under common control with the Company. No enumeration of specific powers herein made shall be construed as a limitation upon the foregoing general power, nor shall any of the powers herein conferred upon the Company be exhausted by the use thereof, but each shall be continuing.

          (e) The Director shall have no property interest whatsoever in any assets or investments of the Company whether or not any assets are earmarked to pay the Account. The Director has the status of a general unsecured creditor of the Company. This Agreement constitutes a mere promise by the Company to make benefit payments in the future. No trust shall be created by the Company to hold assets related to this Agreement and this Agreement is intended to be, and shall be, unfunded for tax purposes and for purposes of Title 1 of ERISA.

     3.   DISTRIBUTION FROM DEFERRED COMPENSATION ACCOUNT.

          (a) Amount of Distribution. The Account shall be valued on the earliest date it could be distributed pursuant to the election made in (b) below. Phantom shares shall be valued at the price which would be paid for such shares pursuant to a DRIP withdrawal effected on that date.

               The Company shall have the right to withhold from any payment made under this Agreement an amount sufficient to satisfy any federal, state or local tax withholding requirements imposed in connection with such payment.

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          (b)  Election of Commencement of Distribution.  By initialing his choice below, the Director irrevocably elects to have payment of amounts credited to the Account be made:

               _____     (i)    Within thirty days after the date on which the
                                Director ceases to be a full-time Director of the Company or any business entity controlling, controlled by or under common control with the Company.

                         OR

               _____     (ii)   Within thirty days after January 1, ______.

                         OR

               _____     (iii)  Within thirty days after the earlier of the
                                date described in (b)(i) and (b)(ii) above.

               The above thirty-day period is referred to herein as the "Payment Period."

          (c) Date of Payment. The entire value of the Account shall be paid to the Director on a date, selected at the discretion of the Company, within the Payment Period elected by the Director.

          (d) Selection of Beneficiary. If the Director dies prior to distribution of the Account, payment of the Account (at the time elected by the Director during his lifetime) shall be made to the Primary Beneficiary named below, or, in the event the Primary Beneficiary has predeceased the Director, to the Alternate Beneficiary named below. The Director may change beneficiaries at any time by submitting written notice of such change to the Company. If the Director dies and has not designated a beneficiary, or if all named beneficiaries have predeceased him, payment from the Account shall be made to the Director's estate.

               The Director hereby designates the following Primary
Beneficiary:

Name and Address                             Relationship to Director









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               The Director hereby designates the following Alternate
Beneficiary:

Name and Address                             Relationship to Director










     4. RESTRICTION AGAINST ALIENATION. Neither the Director nor any beneficiary shall have any right to sell, assign, transfer, pledge, hypothecate or otherwise convey or encumber any right to receive any payment hereunder, and all such payments and all rights thereto are expressly declared to be non-assignable and non-transferable.

     5. AGREEMENT NOT AN EMPLOYMENT AGREEMENT. This Agreement does not constitute a contract for the employment of the Director by the Company. The Company reserves the right to modify the Director's compensation.

     6. PURPOSE. The purpose of this Agreement is to accomplish the deferral of the incidence of federal income tax on a Director's deferred fees and the earnings thereon until such time as a Director, his beneficiary or estate actually receives payment of the same, and the Agreement shall be construed in accordance with such purpose.

     7.   MISCELLANEOUS.

          (a) Delivery of Notice. Any notice to the Director hereunder may be given either by delivery to the Director or by deposit in the United States Mail, postage prepaid, addressed to his last known address. Notice to a beneficiary may be given either by delivery to the beneficiary or by deposit in the United States Mail, postage prepaid, addressed to the address set forth above. Any notice to the Company hereunder may be given either by delivery in person or by deposit in the United States Mail, postage prepaid, addressed to

               Attn:  Corporate Secretary

          (b) Governing Law. This Agreement shall be governed by the laws and rules of the State of Michigan and any other entity whose laws or rules must be complied with in order to achieve the purposes of this Agreement. Any provision hereof which precludes the deferral of Deferred Compensation for federal tax purposes shall be null and void from the start.

          (c) Counterparts; Director Acknowledgment. This Agreement may be executed in several counterparts (i.e. copies), each of which shall be an original, but such counterparts shall together constitute but one instrument. The Director acknowledges that he has read all parts of this Agreement and has sought and obtained satisfactory answers to any questions as to his rights, obligations, and potential liabilities under this Agreement prior to affixing his signature or initials to any part of this Agreement.

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          (d)  Immunity.  So long as they act in good faith, the Company and any of its officers, directors, agents, or employees may act pursuant to this Agreement without any liability to the Director, any beneficiary or any other person.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   SOUTHEASTERN MICHIGAN GAS
                                       ENTERPRISES, INC.



                                   By:
                                      _________________________________________




________________________________
          Director







DEFCOMP.SAM(sla)












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